UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2013

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                           (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2013, Kevin P. Riley, the Executive Vice President and Chief Financial Officer of Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”), informed the Company and the Bank of his intention to resign his position effective July 12, 2013.

Berkshire Bank and Mr. Riley have entered into a resignation, non-competition and consulting agreement, which includes a full and final release of claims, on July 2, 2013 (the “Non-Compete and Consulting Agreement”), under which Berkshire Bank will pay Mr. Riley $1,000,000, with $500,000 payable on July 15, 2013, and $500,000 payable in quarterly installments over a three year period as compensation for performance of his obligations under such agreement.  These payments are subject to forfeiture if Mr. Riley breaches such agreement.  The Non-Compete and Consulting Agreement, filed herewith as Exhibit 10.1, includes non-competition, consulting and confidentiality provisions and a release of claims by Mr. Riley.

On July 2, 2013, the Company appointed Josephine Iannelli, the Company’s current Chief Accounting Officer, to serve as the Company’s principal accounting officer. Ms. Iannelli, age 41, has served as Senior Vice President, Chief Accounting Officer of the Company and the Bank since she was hired on March 4, 2013.  Ms. Iannelli began her career at KPMG Peat Marwick, LLP and subsequently served at KeyCorp and then at National City Corporation.  She has also provided accounting consulting services to top ten national banks.

The Company also engaged Mario Solari, a consultant with significant experience in community banking, to provide oversight in the areas of responsibility assigned to the position of Chief Financial Officer until the Company completes its search for a replacement Chief Financial Officer.  Mr. Solari has 28 years of experience in public accounting, primarily with Pricewaterhouse Coopers LLP, and he is currently a partner at Whittlesey & Hadley, P.C. Mario Solari has previously provided consulting services to the Company and Bank since 2012.

The foregoing descriptions of the Non-Compete and Consulting Agreement is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1, respectively, to this Current Report and incorporated by reference into this Item 5.02.

On July 8, 2013, the Company issued a news release regarding Mr. Riley’s resignation and the responsibilities of Ms. Iannelli and Mr. Solari. A copy of the news release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Resignation and Non-Competition Agreement and Full and Final Release of Claims between Berkshire Bank and Kevin P. Riley.

99.1	Berkshire Hills Bancorp Inc. News Release Issued on July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: July 9, 2013	By:	/s/ Michael P. Daly
Michael P. Daly
Chairman of the Board, President and Chief Executive Officer